Exhibit 5.1

ATTORNEYS AT LAW

January 7, 2021 Board of Directors Harbor Custom Development, Inc. 11505 Burnham Dr., Suite 301 Gig Harbor, WA 98332

Michael J. FitzGerald*

Eoin L. Kreditor*

Eric P. Francisconi

Lynne Bolduc

George Vausher, LLM, CPA‡

Eric D. Dean

John C. Clough

David M. Lawrence

Natalie N. FitzGerald

Brook John Changala
Josephine Rachelle Aranda

Derek R. Guizado

John M. Marston†

Deborah M. Rosenthal†

Maria M. Rullo†

Larry S. Zeman†

Re:	Registration Statement No. 333-[ ];
4,500,000 shares of common stock, no par value

Ladies and Gentlemen:

We have acted as counsel to Harbor Custom Development, Inc., a Washington corporation (the “Company”), in connection with the proposed issuance of up to 4,500,000 of shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”); (ii) up to 675,000 additional shares of Common Stock (the “Over-Allotment Shares”) for which the underwriters have been granted an over-allotment option; (iii) underwriter’s warrants to purchase up to a number of shares of Common Stock equal to 5% of the number of Shares sold pursuant to the Registration Statement, at a per share exercise price equal to 125% of the public offering price per share (the “Underwriter Warrants”), and (v) all shares of Common Stock issuable upon exercise of the Underwriter Warrants (the “Warrant Shares”).

The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 7, 2021 (Registration No. 333-[  ]) (the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Washington Business Corporation Act of the State of Washington and federal laws of the United States and we express no opinion with respect to any other laws.

January 7, 2021 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in total numbers that do not exceed the total number of shares available under the Company’s certificate of incorporation and in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Washington Business Corporation Act of the State of Washington.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Lynne Bolduc
Lynne Bolduc, Esq.